Execution Version SERIES A PREFERRED STOCK PURCHASE AND EXCHANGE AGREEMENT THIS SERIES A PREFERRED STOCK PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”), is made as of February 11, 2026, by and among LanzaJet, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”). RECITALS WHEREAS, the Company has authorized (a) the sale and issuance of shares of its Series A Preferred Stock, $0.00001 par value per share (the “Series A Preferred Stock”), in an aggregate amount of up to 4,327,500 shares, (b) in connection with the Share Exchange (as defined below), the issuance or reservation of up to 113,452,600 shares of its Class C Common Stock, $0.00001 par value per share (the “Class C Common Stock”), and (c) in connection with the conversion of the Convertible Securities (as defined below) set forth in Section 1.4 or other consideration identified in Exhibit A as being issued in exchange therefor, up to 2,903,200 shares of its Series A Prime-1 Preferred Stock, $0.00001 par value per share (the “Series A Prime-1 Preferred Stock”), up to 6,704,100 shares of its Series A Prime-2 Preferred Stock, $0.00001 par value per share (the “Series A Prime-2 Preferred Stock”), up to 8,541,100 shares of its Series A-1 Preferred Stock, $0.00001 par value per share (the “Series A-1 Preferred Stock”), and up to 8,038,700 shares of its Series A-2 Preferred Stock, $0.00001 par value per share (the “Series A-2 Preferred Stock”); WHEREAS, the Purchasers desire to purchase shares of Series A Preferred Stock on the terms and conditions set forth herein; WHEREAS, certain Purchasers holding outstanding shares of the Company’s Common Stock, $0.00001 par value per share (the “Common Stock”) will have the right to exchange certain of such shares of Common Stock into shares of Class C Common Stock pursuant to the terms of the Share Exchange (as defined below) on the terms and conditions set forth herein; WHEREAS, certain Purchasers hold one or more simple agreements for future equity (such instrument, a “Safe” and such investors the “Safe Investors”) and/or convertible notes (such instrument, a “Notes” and such investors the “the “Note Holders”) issued by the Company prior to the date of this Agreement and certain Note Holders and Safe Investors desire to confirm the terms under which they are converting their Notes and/or Safes into shares of the Company’s Series A Prime-1 Preferred Stock, Series A Prime-2 Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable, at the Initial Closing; and WHEREAS, the Company desires to issue the Shares (as defined below) to Purchasers on the terms and conditions set forth herein. AGREEMENT NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows: 1 Exhibit 10.47 Certain confidential information contained in this exhibit, marked by blacked out boxes, has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) would be competitively harmful if disclosed.

2 1. Purchase and Sale of Preferred Stock. 1.1. Sale and Issuance of Preferred Stock. (a) The Company shall have adopted and filed with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Fifth Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”). (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the applicable Closing that number of shares of Series A Preferred Stock set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $4.390563 per share of Series A Preferred Stock. The shares of Series A Preferred Stock in each case issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Series A Shares.” 1.2. Closing; Delivery. (a) The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the date hereof, or such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified. (b) At each Closing, the Company shall deliver to each Purchaser a certificate representing the Shares (or evidence of issuance of the Shares that are uncertificated) being purchased by such Purchaser at the Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness or other convertible securities of the Company to Purchaser, including interest, or by any combination of such methods. 1.3. Share Exchange. (a) Subject to the terms and conditions hereof, in the event that a Purchaser, together with its Affiliates (each such Purchaser, a “Participating Purchaser”) (i) purchases Series A Shares; (ii) converts SAFEs or Notes identified on Exhibit A as “Qualifying Convertibles”, (iii) provides support; or (iv) provides equivalent value through a binding commercial arrangement (any of (i) through (iv), the “Participation Requirement”), in each case, in an amount equal to or greater than the Minimum Participation Amount (as defined below), then each Participating Purchaser holding Common Stock shall be entitled to exchange (the “Common Stock Exchange”) a number of shares of Common Stock for Class C Common Stock (the “Exchange Stock”), on a 1:1 basis, and each Participating Purchaser holding a warrant for Common Stock shall be entitled to exchange each such warrant for a warrant to purchase a corresponding number of shares of Exchange Stock (the “Warrant Exchange” and together with

3 the Common Stock Exchange, the “Share Exchange”). Each Share Exchange shall be treated as a separate transaction, and each Share Exchange shall be deemed a separate issuance. (b) Any Share Exchange pursuant to this Section 1.3 shall be deemed to have been made effective automatically and immediately upon the Closing in which an Exchanging Purchaser together with its Affiliates fulfills the Participation Requirement and other terms provided herein. Each Exchanging Purchaser participating in the Share Exchange shall surrender all of such Exchanging Purchaser’s certificates, if any, for such Exchanging Purchaser’s shares of Common Stock being exchanged for Exchange Stock in the Share Exchange (or, if such Exchanging Purchaser alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), and surrender any warrants being exchanged in the Warrant Exchange. The Company shall, as soon as reasonably practicable thereafter, issue and deliver to such Exchanging Purchaser or any of such Exchanging Purchaser’s Affiliates participating in the Share Exchange a certificate or certificates for the number of shares of Class C Common Stock to which such holder shall be entitled in connection with the Share Exchange and a replacement warrant to which such holder shall be entitled in connection with the Warrant Exchange. 1.4. Conversion and Termination of Convertible Securities. (a) Participating Security Holders. Subject to the terms and conditions hereof, in the event that a Participating Purchaser is a Safe Investor or Note Holder (the “Participating Security Holders”), then at the Initial Closing the Participating Security Holders shall be entitled to exchange all Participating Security Holders’ Convertible Securities (as defined below) into the number of shares of Series A Prime-1 Preferred Stock or Series A Prime-2 Preferred Stock, as applicable, determined by dividing the value of all of the Participating Security Holders’ Convertible Securities (including outstanding principal, interest or any other amounts, in each case as applicable) by either the Series A Prime-1 Original Issue Price or Series A Prime-2 Original Issue Price, as applicable to the issuance of Series A Prime-1 Preferred Stock or Series A Prime-2 Preferred Stock shown on Exhibit A hereto, and each Participating Purchaser providing other consideration in exchange for shares of Series A Prime-2 Preferred Stock as indicated on Exhibit A shall be issued such shares of Series A Prime-2 Preferred Stock. (b) Non-Participating Security Holders. Subject to the terms and conditions hereof, at the Initial Closing and concurrently with the exchange of all Convertible Securities held by Participating Security Holders, all other Convertible Securities will automatically and without any action on the part of such Investor convert into the number of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable, determined by dividing the amount of each such Convertible Security (including outstanding principal, interest or any other amounts, in each case as applicable) by either the Series A-1 Original Issue Price or Series A-2 Original Issue Price, as applicable to the issuance of Series A-1 Preferred Stock or Series A- 2 Preferred Stock shown on Exhibit A hereto.

4 (c) By executing and delivering this Agreement, each Purchaser holding one or more Safes and/or Notes issued by the Company prior to the date of this Agreement (each, regardless of whether held by a Purchaser or not, a “Convertible Security” and, collectively, regardless of whether held by a Purchaser or not, the “Convertible Securities”) hereby irrevocably agrees that: (i) The aggregate face amount of all Convertible Securities held by such Purchaser is set forth on Exhibit A under the column heading “Convertible Securities”; (ii) Such Purchaser is the sole owner of all right, title and interest in and to the Convertible Securities corresponding to the amounts shown opposite such Purchaser’s name on Exhibit A; (iii) At the Initial Closing, each Participating Purchaser’s Convertible Securities will automatically and without any action on the part of such Purchaser be exchanged for the number of shares of Series A Prime-1 Preferred Stock or Series A Prime-2 Preferred Stock set forth opposite such Purchaser’s name under the column headings “Series A Prime-1 Preferred” or “Series A Prime-2 Preferred”, on Exhibit A; (iv) At the Initial Closing, all other Convertible Securities will automatically and without any action on the part of such Purchaser convert into the number of shares of, Series A-1 Preferred Stock and/or Series A-2 Preferred Stock, as applicable, set forth opposite such Purchaser’s name under the column headings “Series A-1 Preferred’ or “Series A-2 Preferred”, on Exhibit A (collectively, the Series A Prime-1 Preferred Stock, Series A Prime-2 Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock may be referred to as the “Convertible Security Shares”), regardless of whether any such Convertible Securities or an affidavit of loss therefor is actually delivered in original or other form to the Company, and any original Convertible Securities held by (or delivered electronically or otherwise to) the Company may be cancelled (and marked cancelled) by the Company upon or following the Initial Closing; (v) The Company and its Affiliates and agents shall be entitled to deduct and withhold from the amounts deliverable pursuant to Purchaser’s Convertible Securities (including any Convertible Security Shares otherwise issuable with respect thereto) such amounts, if any, as are required to be deducted and withheld under the Code or any other applicable tax law. To the extent that amounts are so deducted and withheld and duly paid over to the appropriate tax authority, such withheld amounts shall be treated for all purposes of the Transaction Agreements as having been delivered to the person in respect of whom such deduction and withholding was made. Each person holding Convertible Securities shall, upon request, use its commercially reasonable efforts to provide the applicable withholding agent with all necessary tax forms, including a duly executed IRS Form W-9 or appropriate version of IRS Form W-8, as applicable. Prior to withholding any amounts pursuant to this Section 1.4(c)(iv), the Company (and its Affiliates and agents) shall use commercially reasonable efforts to notify Purchaser, and the Company and Purchaser shall cooperate in good faith to reduce or eliminate any such withholding. (vi) As to such Purchaser, such Purchaser’s Convertible Security Shares are issued in full and complete discharge and satisfaction of all obligations of the Company

5 (including outstanding principal, interest or any other amounts) under such Purchaser’s Convertible Securities, and such Convertible Securities will be terminated and of no further force or effect automatically immediately upon the Initial Closing. (d) The Company and each Purchaser holding a Convertible Security hereby agree, on behalf of themselves and all holders of Convertible Securities, that all Convertible Securities hereby are and will be deemed for all purposes to have been amended and modified by virtue hereof to the full extent necessary to permit and facilitate their conversion as provided in this Agreement into Convertible Security Shares, to fix the conversion price (as defined therein) as provided in Exhibit A, and, immediately upon the Initial Closing, all Convertible Securities shall be deemed terminated in full and null, void and of no further force or effect; provided that the foregoing will not impair the right of the holder of a Convertible Security to receive the applicable number of Convertible Security Shares shown opposite such holder’s name on Exhibit A. 1.5. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below. (a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. (b) “Amended and Restated Stockholders’ Agreement” means the Third Amended and Restated Stockholders’ Agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit C attached to this Agreement. (c) “Class C Original Issue Price” means $1.00 per share. (d) “Code” means the Internal Revenue Code of 1986, as amended. (e) “Company Intellectual Property” means all Intellectual Property Rights that are owned, purported to be owned by, or in-licensed to the Company, or used by the Company in the conduct of the Company’s business as now conducted. (f) “Company-Controlled Intellectual Property” means (i) Intellectual Property Rights owned or purported to be owned by the Company and (ii) Intellectual Property Rights exclusively in-licensed to the Company. (g) “Future Development Rights Agreement” means the Second Amended and Restated Future Development Rights Agreement, dated as of October 16, 2025, by

6 and among Sponsor, the Company, LanzaTech, Inc., Mitsui & Co., Ltd., Suncor Energy Inc., British Airways PLC, and Shell Ventures LLC (“Shell”). (h) “GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis throughout the periods indicated. (i) “Intellectual Property Rights” means all intellectual property rights, whether registered or unregistered, that are recognized in any jurisdiction of the world, including such rights in patents, utility models, trademarks and tradenames, copyrights, trade secrets, and domain names (and any registrations of or applications to register any of the foregoing). (j) “Lead Investors” means Shell and International Airlines Group. (k) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of his or her duties in the ordinary course of the following officers: Additionally, for purposes of Section 2.8, the Company shall be deemed to have “knowledge” of a patent right only if the Company has actual knowledge of the patent right. (l) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company. (m) “Officer” means the Chief Executive Officer, President, Chief Financial Officer, and any other person who reports directly to the Board of Directors or the Chief Executive Officer. (n) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity. (o) “Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who at a subsequent Closing under Section 1.2. (p) “Minimum Participation Amount” means (q) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. (r) “Series A Original Issue Price” means $4.390563 per share. (s) “Series A-1 Original Issue Price” means (t) “Series A-2 Original Issue Price” means

7 (u) “Series A Prime-1 Original Issue Price” means share. (v) “Series A Prime-2 Original Issue Price” means share. (w) “Shares” means the Series A Preferred Stock issued to the Purchasers pursuant to this Agreement, the shares of Class C Common Stock issued in a Share Exchange pursuant to Section 1.3, and the Convertible Security Shares issued pursuant to Section 1.4. (x) “Transaction Agreements” means this Agreement, the Amended and Restated Stockholders’ Agreement and the Future Development Rights Agreement. 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit D to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections. For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein. 2.1. Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. 2.2. Capitalization. (a) The authorized capital of the Company consists, immediately prior to the Initial Closing, of: (i) 200,000,000 shares of Common Stock, 109,097,556 shares of which are issued and outstanding. (ii) 29,692,900 shares of Class B common stock, $0.00001 par value per share (the “Class B Common Stock”), 9,307 of which are issued and outstanding.

10 in the Amended and Restated Stockholders’ Agreement or may be limited by applicable federal or state securities laws. 2.5. Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in the Amended and Restated Stockholders’ Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and in the Amended and Restated Stockholders’ Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws. 2.6. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to applicable securities laws, which have been made or will be made in a timely manner. 2.7. Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any Officer or director of the Company arising out of their employment or Board of Directors relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its Officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of Officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques

11 allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. 2.8. Financial Statements. The Company has delivered to each Purchaser its financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended December 31, 2024 and its unaudited financial statements as of September 30, 2025 (the “Balance Sheet Date” and such financial statements collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. 2.9. Foreign Corrupt Practices Act. To the Company’s knowledge, none of the Company or its subsidiaries, nor any of their directors, officers, employees or agents (in each case, while acting in such capacities), have directly or indirectly made, offered, promised, or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office (each, a “Government Official”) for the purpose of (i) influencing any official act or decision of such Government Official, (ii) inducing such Government Official to do or omit to do any act in violation of their lawful duty, (iii) inducing such Government Official to use their influence to affect any act or decision of a governmental authority, or (iv) securing any improper advantage, in the case of (i)-(iv) above in order to assist the Company or its subsidiaries in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor its subsidiaries, nor any of their directors, officers, employees or, to the Company’s knowledge, agents (in each case, while acting in such capacities), have made or authorized any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment of funds or received or retained any funds in violation of any applicable Anti-Corruption Law (as defined below). The Company represents that it has maintained, and has caused its subsidiaries to maintain, systems of internal controls (accounting systems, purchasing systems and billing systems) and written policies reasonably designed to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), and reasonably designed to ensure that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor, to the Company’s knowledge, any of its officers, directors, or employees, are the

12 subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to appliable Anti-Corruption Laws (“Enforcement Action”). 2.10. Data Privacy. In connection with the collection, storage, use, access, disclosure and/or other processing of any information that constitutes “personal information,” “personal data,” “personally identifiable information” or analogous term as defined in applicable laws (collectively, “Personal Information”), by or on behalf of the Company, to the Company’s knowledge, the Company is and has been in compliance in all material respects with the following (collectively, “Privacy Requirements”): (i) all applicable laws governing privacy or data security in all relevant jurisdictions relating to data loss, data theft, and security breach notification obligations, telephone or text message communications, artificial intelligence and automated decision-making, or marketing by email or other channels, (ii) the Company’s published privacy policies, and (iii) the privacy or data security requirements of any contracts, codes of conduct, or industry standards by which the Company is legally bound. The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification, disclosure, and/or other processing. 2.11. Export Control Laws. The Company has conducted any export transactions in compliance in all material respects with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and the export control laws and regulations of any other applicable jurisdiction (collectively, “Export Control Laws”). Without limiting the foregoing: (a) the Company has obtained all required export licenses and other approvals and timely filed any other required filings to the extent required pursuant to Export Control Laws; (b) the Company is in compliance in all material respects with the terms of all applicable export licenses, filing requirements or other approvals; (c) there are no pending or, to the Company’s knowledge, threatened claims or investigations against the Company with respect to Export Control Laws; and (d) to the Company’s knowledge, there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims. 2.12. CFIUS Representations. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. 2.13. Sanctions. (a) Since April 24, 2019, the Company and its subsidiaries have complied in all material respects with applicable laws and regulations pertaining to trade and

13 economic sanctions administered by the United States, European Union, or United Kingdom (collectively, “Sanctions”). (b) None of the Company, its subsidiaries, or their respective directors, officers, employees, or, to the Company’s knowledge, the Company’s or subsidiaries’ agents is: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (“Restricted Countries”); (ii) 50% or more owned or controlled by the government of a Restricted Country; or (iii) (A) designated on a sanctioned parties list administered by the United States, European Union, or United Kingdom, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, and the UK’s Consolidated Sanctions List (collectively, “Designated Parties”); or (B) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such persons are prohibited pursuant to applicable Sanctions (collectively with Designated Parties, “Sanctioned Parties”). (c) Since April 24, 2019, none of the Company, its subsidiaries, or any of their respective officers, directors, or employees: (i) has been the subject or target of any investigation, prosecution, other enforcement action, or government inquiry related to Sanctions violations; or (ii) submitted a voluntary self-disclosure to any U.S. or, to the Company’s knowledge, other relevant government agency regarding actual or potential Sanctions violations. (d) The Company maintains policies and procedures reasonably designed to promote compliance with applicable Sanctions. 2.14. Disclosure. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. 3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that: 3.1. Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and

14 as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Amended and Restated Stockholders’ Agreement may be limited by applicable federal or state securities laws. 3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. 3.3. Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon. 3.4. Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Amended and Restated Stockholders’ Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are

15 outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. 3.5. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares. 3.6. Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.” Any legend set forth in, or required by, the other Transaction Agreements. Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended. 3.7. Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. 3.8. Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and

16 continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. 3.9. CFIUS Foreign Person Status. Except for Purchasers indicated as Known Foreign Purchasers on Exhibit A, the Purchaser is not a “foreign person” or a “foreign entity” and is not controlled by a “foreign person,” as those terms are defined in the DPA. 3.10. Sanctions. Neither the Purchaser, nor any of its officers, directors, employees, agents or partners, is, with respect to an individual, a Designated Party, and with respect to any other Person, a Sanctioned Party. 3.11. No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares. 3.12. Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares. 3.13. Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A. 4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Initial Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived: 4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Initial Closing. 4.2. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company in all respects on or before the Initial Closing. 4.3. Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Initial Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled. 4.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in

18 connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing. 5.4. Amended and Restated Stockholders’ Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Amended and Restated Stockholders’ Agreement. 6. Miscellaneous. 6.1. Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company. 6.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. 6.3. Governing Law. This Agreement shall be governed by the internal law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. 6.4. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 6.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. 6.6. Notices. (a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth

20 theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative. 6.12. Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. 6.13. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above- named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. 6.14. No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In

LANZAJET, INC.

SIGNATURE PAGE TO STOCK PURCHASE AND EXCHANGE AGREEMENT IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase and Exchange Agreement as of the date first written above. PURCHASERS: _____

SIGNATURE PAGE TO STOCK PURCHASE AND EXCHANGE AGREEMENT IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase and Exchange Agreement as of the date first written above. PURCHASERS: By:_______________________________ Name: Title:

SIGNATURE PAGE TO STOCK PURCHASE AND EXCHANGE AGREEMENT IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase and Exchange Agreement as of the date first written above. PURCHASERS: